UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT 1

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALIXO-YOLLOO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	37-1922983	7371
(State or Other Jurisdiction of Incorporation or Organization)	IRS Employer Identification Number	Primary Standard Industrial Classification Code Number

Alixo-Yolloo Corporation

Business Center Sunkar, Building 47B, Aktau

130002 Kazakhstan

Tel. +1-252-34-66-180

Email: generaloffice@alixo-yolloo.com

(Address and telephone number of principal executive offices)

EastBiz.com, Inc.

5348 Vegas Dr., Las Vegas, NV 89108

Tel. (702) 871-8678

Email: info@incparadise.com

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: X

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ̈

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ̈

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ̈

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ̈

Accelerated filer ̈

Non-accelerated filer ̈

Smaller reporting company X

Emerging growth company X

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered (1)	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock	5,000,000	$0.02	$100,000	$11.02 *

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

*- Amount of registration fee was previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS (Subject to Completion)

Dated August 11, 2023

ALIXO-YOLLOO CORPORATION
5,000,000 SHARES OF COMMON STOCK $0.02 PER SHARE

This is the initial offering of common stock of Alixo-Yolloo Corporation and no public market currently exists for the securities being offered. We are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed. Proceeds from the sale of the shares will be used to fund the prescribed stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account.

The offering is being conducted on a self-underwritten, best efforts basis, which means our directors, Roman Zhezhel and Rassul Sadakbayev, will attempt to sell the shares. This Prospectus will permit our board of directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of three hundred sixty five (365) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (365 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

As of the date of this filing, our Director, Rassul Sadakbayev owns, in aggregate, common stock representing 100% of the outstanding shares of our common stock. While he continues to control 100% of the voting power in our Company, Rassul Sadakbayev will have effective control over the Company.

If no shares are sold following this offering, Rassul Sadakbayev will continue to hold 100% of the shares issued. If all 5,000,000 shares are sold, Rassul Sadakbayev will hold 50% of the stock. There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTCQB. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCQB. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 10 THROUGH 17 BEFORE BUYING ANY SHARES OF ALIXO-YOLLOO CORPORATION’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED AUGUST 11, 2023

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
THE OFFERING	9
RISK FACTORS	10
USE OF PROCEEDS	18
DETERMINATION OF OFFERING PRICE	18
DILUTION	18
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	20
DESCRIPTION OF BUSINESS	25
LEGAL PROCEEDINGS	30
DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON	30
EXECUTIVE COMPENSATION	33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	34
PLAN OF DISTRIBUTION	34
DESCRIPTION OF SECURITIES	37
INDEMNIFICATION	38
INTERESTS OF NAMED EXPERTS AND COUNSEL	38
EXPERTS	38
AVAILABLE INFORMATION	39
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	39
INDEX TO THE FINANCIAL STATEMENTS	40

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Alixo-Yolloo” refer to Alixo-Yolloo Corporation unless the context otherwise indicates.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop or if developed it will be sustained.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-

dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

ALIXO-YOLLOO CORPORATION

Alixo-Yolloo Corporation was incorporated on January 17, 2019, under the laws of the state of Nevada. Alixo-Yolloo Corporation is fully occupied with organizational activities and plans to make the provision of music-recognition services the main focus of its activity.

Alixo-Yolloo Corporation has developed a mobile application called 'Alixo,' that makes it easy for users to identify their preferred music tracks based on a short sample played by using the microphone on a user's device. Application Code Purchase & Development Agreement was entered into as of January 25, 2023 between Alixo-Yolloo Inc. and IT Pluuto. Due to unique algorithms for music recognition enable users to expand their media library at an unprecedented rate, providing them with a convenient and efficient means of discovering new music. The program's simplicity is one of its key benefits. The program's functionality is achieved through a simple chain of actions: the user simply presses the search button, and the program analyzes the music fragment using our advanced algorithms. Upon successful recognition, the program displays data about the music track on the screen. This streamlined process ensures that users can easily and quickly identify the songs they want to add to their music collection.

The Alixo app provides users with the ability to listen to the identified tracks through integration with third-party services such as Apple Music, Spotify, YouTube Music, and Yandex Music. Furthermore, our app stores recent tracks for future reference, making it easy for users to revisit recently played songs or tracks that they may have missed. This feature allows users to easily discover new music and stay up-to-date with the latest releases from their favorite artists. Customers can easily download the Alixo mobile application from Google Play, formerly known as the Android Market, is a digital distribution platform operated by Google. It is the official app store for the Android operating system, enabling users to search, browse, and download applications developed with the Android SDK and published through Google. Only Android devices that comply with Google's compatibility requirements are eligible to install and access Google's closed-source apps. The application is accessible for free download, enabling users to install it on their devices without incurring any associated costs.

In addition to its mobile application, Alixo-Yolloo Corporation also offers an API rental service for music recognition and listening applications as the second vector of organizational activity. The technology uses a neural network database that relies on sound imprints to quickly identify audio streams. To accomplish this, the program creates a unique audio imprint in 2D spectrogram format that is affected by frequency, intensity, and time for each track. Spectrograms are generated automatically for every track in the database. When a user plays a song fragment, the program immediately creates a matching imprint and sends it to the server that contains the database of imprints. The algorithm then compares the imprints and finds the right match among a vast collection of 70 million songs. This technology provides an efficient and accurate way to recognize and identify music tracks.

In order to enhance the functionality of our mobile application and stay ahead of our competitors, Alixo-Yolloo Corporation plans to incorporate artificial intelligence ("AI") in the new version of the program. This advanced AI technology will provide users with personalized music recommendations based on their preferences and search history. With this unique feature, Alixo will become a more efficient and foolproof platform, thereby increasing our competitive advantage in the market.

AI implementation in Alixo can also improve the accuracy and speed of music recognition. Machine learning algorithms can learn from user behavior and improve the recognition models over time. This can lead to better results and fewer errors in identifying tracks. AI can also enable more advanced features such as natural language processing and voice recognition. This can allow users to interact with the app using voice commands and natural language queries.

In the future, Alixo may consider utilizing AI technology for creating personalized playlists that cater to individual user preferences. By analyzing a user's listening habits, preferences, and search history, the app could potentially generate custom playlists that are tailored to their unique taste. This has the potential to create a more engaging and personalized user experience, which could contribute to user satisfaction and retention.

We anticipate that the majority of our users will download our program from Google Play, as it is the primary platform for Android applications. Additionally, we have disclosed the whole information about Alixo-Yolloo Corporation, the Alixo application, and our API rental rates page with a library of tracks for music recognition on our website https://alixo-yolloo.com, which serves as an effective marketing tool to promote our program to potential customers.

Corporate information

Alixo-Yollo Corporation was incorporated under the laws of the State of Nevada, U.S. on January 17, 2019. Our administrative office is located at: 1065 SW 8th St, Miami, FL 33130, United States. Our Operational Office and Directors Location is maintained at: Business Center Sunkar, Building 47B, Aktau, 130002 Kazakhstan and we can be reached via phone at +1-252-34-66-180.

Our Web-site

Our website is located at https://alixo-yolloo.com.

Competitive strengths

We believe that the following strengths contribute to our success and differentiate us from our competitors:

•	Our innovative software, including the use of audio imprint with 2D spectrogram, sets us apart from our competitors. This technology allows for fast and accurate music recognition, providing users with an efficient and user-friendly experience.
•	Our mobile application and API rental service provide a unique and comprehensive solution for music recognition and listening, making it easier for users to expand their media library and enjoy their favorite tracks with ease.
•	Our visionary management team has a strong understanding of the music industry and its trends and is dedicated to providing cutting-edge technology and exceptional customer service.
•	Our focus on providing seamless integration with popular third-party music streaming services, such as Apple Music, Spotify, You Tube Music, and Yandex Music, offers users the flexibility to access and enjoy their preferred music tracks on a platform of their choice.

•	Our user-friendly interface, intuitive design, and efficient functionality make our mobile application and API rental service easy to use, ensuring a positive user experience.
•	Our commitment to data privacy and security sets us apart from competitors, as we employ robust security protocols to protect user information and maintain user trust.
•	Our competitive pricing for our API rental service, along with our revenue-sharing model with application developers, offers affordable and accessible solutions to a wide range of customers.
•	Our talented research and development team is committed to constantly improving and evolving our technology to meet the changing needs of our users and to stay ahead of the competition.
•	Our planned implementation of artificial intelligence in the near future will give us a further competitive advantage by providing personalized track recommendations based on users' preferences and search results.

Overall, our innovative technology, visionary management, talented research, development team, seamless integration with third-party music streaming services, user- competitive pricing, and strong brand reputation, are additional competitive strengths that contribute to our success and position us as a leading player in the music recognition and listening industry.

Growth strategies

We intend to grow our business using the following key strategies:

• Continuously improve and enhance the user experience of our products and services.

• Explore new markets and business opportunities globally.

• Increase brand awareness and marketing efforts through targeted advertising and partnerships.

• Expand our product offerings through strategic partnerships and acquisitions.

• Permanently monitor and adapt to changes in the industry and market trends.

• Invest in customer service and support to ensure high levels of customer satisfaction and retention.

• Expand our business globally by localizing our application in different languages and adapting it to regional market needs.

• Explore API opportunities to provide our technology and expertise as a white-label solution to other companies in the music recognition and streaming industry.

• Explore opportunities to expand our partnerships with major music streaming services to integrate and promote our technology.

Alixo-Yolloo Corporation is currently in the developmental stage, focusing on the development, and marketing of the mobile application "Alixo" for Android platforms. To carry out our business plan, we require a minimum of $50,000 over the next twelve months as detailed in our Plan of Operations. The net proceeds from this offering will be used for business operations. While we expect to generate revenues within the first year of completing this offering, there is no guarantee that we will generate any revenue within the first twelve months or ever. Without a minimum funding of $50,000, our business may fail.

In addition, we may require additional financing after the twelve-month period. Our financial statements, from inception on January 17, 2019, to May 31, 2023, show limited revenues and an accumulated deficit of $5,820. Our independent registered public accounting firm has expressed doubt regarding our ability to continue as a going concern. As of the date of this prospectus, our common stock is not publicly traded, and there is no assurance that a trading market will develop.

The company is offering its shares publicly to raise funds for business development and increase the probability of commercial success.

THE OFFERING

The Offering	This is a self-underwritten, direct primary offering with no minimum purchase requirement.
The Issuer:	Alixo-Yolloo Corporation
Securities Being Offered:	5,000,000 shares of common stock.
Price Per Share:	$0.02
Duration of the Offering:	The shares will be offered for a period of three hundred sixty five (365) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (365 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.
Gross Proceeds	$100,000
Securities Issued and Outstanding:	There are 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our director, Rassul Sadakbayev.
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $7,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our financial statements for the three months ended May 31, 2023 and the year ended February 28, 2023.

Financial Summary	As of May 31, 2023 ($)	As of February 28, 2023 ($)
Cash and Deposits	472	7,511
Total Assets	41,518	49,137
Total Liabilities	42,338	48,208

Total Stockholder’s Deficit	(820)	929

Statement of Operations	Three months ended May 31, 2023 ($)	Year ended February 28, 2023 ($)
Total Income	7,933	-
COGS	-	-
Total Expenses	9,682	1,342
Net Loss for the Period	1,749	1,342
Net Loss per Share	(0.00)	(0.01)

RISK FACTORS

An investment in our common stock involves a degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE HAVE A LIMITED HISTORY OF OPERATIONS AND ACCORDINGLY THERE IS NO TRACK RECORD THAT WOULD PROVIDE A BASIS FOR ASSESSING OUR ABILITY TO CONDUCT SUCCESSFUL COMMERCIAL ACTIVITIES. WE MAY NOT BE SUCCESSFUL IN CARRYING OUT OUR BUSINESS OBJECTIVES.

We were incorporated on January 17, 2019 and to date, have been involved primarily in organizational activities and obtaining financing. Accordingly, we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a development stage company which is engaging in music-recognition services, development, marketing and sale of mobile application for the Android platforms. As of the period from Inception (January 17, 2019) to May 31, 2023, we had a net loss of $5,820. Development stage companies in businesses with low barriers to entry, such as ours, often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our business, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS.
Our current operating funds are less than necessary to complete our intended operations in mobile application development business. We require minimum funding of approximately $50,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Rassul Sadakbayev, our director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Sadakbayev has no formal commitment, arrangement, or legal obligation to advance or loan funds to the company. After one year we may need additional financing. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

OUR INDEPENDENT AUDITOR HAS ISSUED A GOING CONCERN OPINION; OUR ABILITY TO CONTINUE IS DEPENDENT ON OUR ABILITY TO RAISE ADDITIONAL CAPITAL AND OUR OPERATIONS COULD BE CURTAILED IF WE ARE UNABLE TO OBTAIN REQUIRED ADDITIONAL FUNDING WHEN NEEDED.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period January 17, 2019 (date of inception) through May 31, 2023, we had a net loss of $5,820. As of May 31, 2023, the Company has not emerged from the development stage. Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon our ability to begin operations and to achieve a level of profitability. We need at least $50,000 to continue as a going concern.

WE HAVE LIMITED BUSINESS, DEVELOPMENT, SALES AND MARKETING EXPERIENCE IN OUR INDUSTRY.

We have not garnered any customers and have generated limited revenues. While we have plans for marketing our business, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed business will gain wide acceptance in its target market or that we will be able to effectively market our new mobile application in the sphere of music-recognition services. Additionally, we are a newly-formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our board of directors.

TECHNOLOGY CHANGES RAPIDLY IN OUR BUSINESS AND IF WE FAIL TO ANTICIPATE OR SUCCESSFULLY IMPLEMENT NEW TECHNOLOGIES OR THE MANNER IN WHICH PEOPLE USE OUR APPLICATION, THE QUALITY, TIMELINESS AND COMPETITIVENESS OF OUR PRODUCTS AND SERVICES WILL SUFFER.

Rapid technology changes in our industry require us to anticipate, sometimes years in advance, which technologies we must implement and take advantage of in order to make our mobile applications competitive in the market. Therefore, we must start our mobile application development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competitors may be able to achieve them more quickly and effectively than we can. In either case, our products and services may be technologically inferior to our competitors’, less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products and services, then we may delay their release until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product or service launch schedule or to keep up with our competition, which would increase our development expenses. Any such failure to adapt to, and appropriately allocate resources among, emerging technologies would harm our competitive position, reduce our market share and significantly increase the time we take to bring our product to market.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS.

We believe that the main competitive factors in the mobile application industry include product features and ease of us, brand name recognition, quality of products, ease of use, price, marketing support and quality of customer service. The barriers to entry in the mobile application industry, in which we are planning to operate, are also much lower than more traditional software products because there are no publishing agreements with or royalties to be paid to the hardware manufacturers. Many companies worldwide are dedicated to developing and marketing mobile applications. We expect more companies to enter this industry. Our competitors vary in size from small companies with limited resources to very large corporations with significantly greater financial, marketing, and product development resources than we have. The biggest company’s competitor is Shazam. We are to be considered as one of the smallest with no commercial products at present.

Because mobile applications are rapidly evolving, our current or future competitors may compete more successfully as the industry matures. In particular, any of our competitors may offer mobile apps that have significant performance, price, creativity and/or other advantages over our mobile app and technology. These products may significantly affect the demand for our product. If we are unable to compete successfully, we could lose sales and market share. We also could experience difficulty hiring and retaining qualified mobile application developers and other employees. Any of these consequences would significantly harm our business, results of operations and financial condition. There can be no assurance that we will be able to effectively compete with our competitors or that their present and future offerings would render our product obsolete or noncompetitive. This intense competition may have a material adverse effect on our results of operations and financial condition and prevent us from achieving profitable revenue levels from our product.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our mobile application known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

SINCE OUR DIRECTORS HAVE THE ABILITY TO CONSULT FOR OTHER COMPANIES, THEIR OTHER ACTIVITIES COULD SLOW DOWN OUR OPERATIONS.

Our board of directors is not required to work exclusively for us. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his employment by other companies. Their other activities may prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that our directors will devote about 40 hours per week to our operations on an ongoing basis. At present, Mr. Zhezhel and Mr. Sadakbayev are fully devoted to their responsibilities and are actively engaged in driving the operations and strategic direction of Alixo-Yolloo Inc. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our board of directors.

BECAUSE OUR DIRECTOR WILL OWN 50% OR MORE OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mr. Sadakbayev, our director, will own 50% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Sadakbayev may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR BOARD OF DIRECTORS RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US.

Our principal operations are located outside of the United States, and our directors are not residents of the United States. Therefore, it may be difficult to effect service of process on Mr. Sadakbayev and Mr. Zhezhel in the United States, and it may be difficult to enforce any judgment rendered against them. As a result, it may be difficult or impossible for an investor to bring an action against the directors, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if investors are successful in bringing an action of this kind, the laws of the country of residence may render that investor unable to enforce a judgment against their assets. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (or the “Securities Act”), for complying with new or revised accounting standards. For so long as we are an emerging growth company, we may also take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

- we may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

- not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

- reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

- exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval.

 In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.235, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

OUR DIRECTORS DO NOT HAVE ANY PRIOR EXPERIENCE OFFERING AND SELLING SECURITIES, AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Our board of directors do not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer, and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

OUR REPORTING OBLIGATIONS UNDER SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

We will not register our common stock under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act") by filing a Form 8-A on a pre-effective basis. Therefore, we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants and our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock’s liquidity, if any, affecting your ability to resell our common stock.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on January 17, 2019 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our Director, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling at least 50% of the shares and we receive the proceeds in the amount of $50,000 from this offering, we may have to seek alternative financing to implement our business plan. There is no minimum amount of shares we must sell for this offering to proceed, and the proceeds from the sale of any shares will not be placed in escrow or a trust account and will be immediately available for our use. If we raise only a nominal amount of proceeds, we may be unable to implement our business plan and may have to suspend or cease operations, in which case investors may lose their entire investment.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK IN THE FUTURE WILL RESULT IN DILUTION TO PURCHASERS OF SECURITIES IN THIS OFFERING.

We are a development stage company and have not generated sufficient revenue to date. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long-term financing. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause interests of purchasers of securities in this offering to be diluted. Such dilution will negatively affect the value of investors’ shares.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved, and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Alixo-Yolloo Corporation and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $7,000. We will have to utilize funds from Rassul Sadakbayev, our director, who has agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCQB.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. If our business develops and grows, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. However, as an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75%, 100% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

% of Shares Sold	%	25%		50%	75%	100
# of Shares Sold		1,250,000		2,500,000	3,750,000	5,000,000
Gross proceeds		$25,000		$50,000	$75,000	$100,000
Offering expenses		$7,000		$7,000	$7,000	$7,000
Net proceeds		$18,000		$43,000	$68,000	$93,000
SEC reporting and compliance		$16,000		$16,000	$16,000	$16,000
‘Alixo’ software development		$2,000		$7000	$14 000	$20 000
App code database		$-		$10,000	$15,820	$18 500
Database with a neural network with sound prints		$-		$4 000	$7 000	$15 000
Renting a server for an app		$-	$		$4779	$11 099
Marketing and advertising		$-		$5,500	$8,900	$10,400
Miscellaneous expenses		$-		$500	$1,501	$2,001
Total		$18 000		$43 000	$68 000	$93 000

The above figures represent only estimated costs. If necessary, Rassul Sadakbayev, our director, has agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTCQB when and if our common stocks become eligible for trading on the OTCQB. Mr. Sadakbayev will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Sadakbayev. Mr. Sadakbayev will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on January 17, 2019. Rassul Sadakbayev, the Company’s director, paid $0.001 per share for the 5,000,000 shares of common stock he purchased from the Company on July 23, 2021.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of May 31, 2023, the net tangible book value of our shares of common stock was negative $(41,866) or approximately $(0.0084) per share.

	$25,000 Offering (25%)	$50,000 Offering (50%)	$75,000 Offering (75%)	$100,000 Offering (100%)
Number of current shares held	5,000,000	5,000,000	5,000,000	5,000,000
Number of new shares issued	1,250,000	2,500,000	3,750,000	5,000,000
Total number of new shares held	6,250,000	7,500,000	8,750,000	10,000,000
The historical net tangible book value	$(41,866)	$(41,866)	$(41,866)	$(41,866)
Net proceeds to the company	$18,000	$43,000	$68,000	$93,000
Net tangible book value after this offering	$(23,866)	$1,134	$26,134	$51,134
Assumed public offering price per share	$0.02	$0.02	$0.02	$0.02
Net tangible book value per share before this offering	$(0.0084)	$(0.0084)	$(0.0084)	$(0.0084)
Increase (Decrease) attributable to new investors	$0.0046	$0.0085	$0.0114	$0.0135
Net tangible book value per share after this offering	$(0.0038)	$0.0002	$0.0030	$0.0051
Dilution per share to new stockholders	$0.0238	$0.0198	$0.0170	$0.0149
% dilution	119.09%	99.24%	85.07%	74.73%
Capital contribution by purchasers of shares	$25,000	$50,000	$75,000	$100,000

Capital Contribution by existing stockholders	$5,000	$5,000	$5,000	$5,000
Percentage capital contributions by purchasers of shares	83.33%	90.91%	93.75%	95.24%
Percentage capital contributions by existing stockholders	16.67%	9.09%	6.25%	4.76%
Current Shareholders % after offering	80.00%	66.67%	57.14%	50.00%
Purchasers % after offering	20.00%	33.33%	42.86%	50.00%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward- looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

• have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

• provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

• comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

• submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

• disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Our cash balance was $472 and $7,511 as of May 31 and February 28, 2023, respectively. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Rassul Sadakbayev, our Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of May 31, 2023 and February 28, 2023, Mr. Sadakbayev advanced us $16,530 and $16,380, respectively. Mr. Sadakbayev has signed the Loan Agreement with us, that is filed with Registration Statement as the exhibit 10.1 In order to implement our plan of operations for the next twelve-month period, we require a minimum of $50,000 of funding from this offering. Our operations to date have been devoted primarily to start-up and development activities, which include formation of the Company, development of our business plan, registered a web domain and developing concept of our first mobile application. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our phone number is +1-252-34-66-180.

We are a development stage company and have generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. Our expansion may include expanding our office facilities, hiring employees and development of new mobile applications. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long-term financing.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated sufficient revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations, but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash or cease operations entirely. Even if we raise $100,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

We launched API rental on the website and intend to commence operations in the selling of mobile application subscriptions for the Android platforms. We have not generated sufficient revenues and our principal business activities to date consist of creating a business plan, registered a web domain and a developing concept of our first mobile application. Our current cash balance will not be sufficient to fund our operations for the next 12 months, if we are unable to successfully raise money in this offering. However, if we sell 50% of the securities offered for sale by the Company and raise the gross proceeds of $50,000 will satisfy cash requirements for 12 months and we will not be required to raise additional funds to meet operating expenses, but our growth strategy will be limited. If we sell more than 50% of the shares in this offering, we believe the money will last for more than a year, and also provide funds for growth strategy. If we need more money, we will have to revert to obtaining additional financing by way of a private debt or equity financing. We may also utilize funds from Mr. Sadakbayev, our Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. There is no a maximum amount of funds that our Director has agreed to advance. Currently, the Company uses funds obtained from the loan of our Director (filed as Exhibit 10.1) for its business operations.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated sufficient revenues and no revenues are anticipated until we complete our initial business development.

During the first year we should have tested the first version of the application, developed the Generation 2.0 of ‘Alixo’, launched the API rental, improved the website. Also, we will be developing our marketing campaign and we believe we will start to sell our mobile app subscription and earn revenue. We believe that our operations will be profitable. There is no assurance we will ever reach that stage.

We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to sell mobile application subscription and rent API. To meet a minimum annual sales requirement, we need proceeds from this offering to start our operations and start selling our mobile app subscription and launch API rental. Below, there is our plan of operations following the completion of this offering. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

For the three months ended May 31, 2023 and 2022

For the three months ended May 31, 2023 and 2022, the Company generated total revenue of $7,933 and $0, respectively.

Total expenses for the three months ended May 31, 2023 were $9,682 ($90 for the three months ended May 31, 2022) consisting of general and administrative expenses.

The company recorded a net loss of $1,749 for the three months ended May 31, 2023, and $90 for the three months ended May 31, 2022.

For the years ended February 28, 2023 and 2022

For the year ended February 28, 2023, the Company did not generate any revenue.

For the year ended February 28, 2022, the Company generated total revenue of $2,245. The cost of goods sold for the year ended February 28, 2022 was $2,567.

Total expenses for the year ended February 28, 2023 were $1,342 ($1,099 as of February 28, 2022) consisting of general and administrative expenses.

The company recorded a net loss of $1,342 for the year ended February 28, 2023, and $1,421 for the year ended February 28, 2022.

During the period we incorporated the company, prepared a business plan, registered a web domain, developed a mobile application, developed the first concept of mobile application and implemented it in the first version of ‘Alixo’. Our loss since inception is $4,071. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 5,000,000 shares of common stock to our director for net proceeds of $5,000.

LIQUIDITY AND CAPITAL RESOURCES

As of May 31, 2023 we have cash reserves of approximately $472 and our liabilities are $42,338, comprising $25,808 accounts payable and $16,530 owed to Rassul Sadakbayev, our director. The available capital reserves of the Company are not sufficient for the Company to remain operational.

Net cash used in operating activities for the three months ended May 31, 2023, was $189 ($90 – for the three months ended May 31, 2022).

Cash flows from investing activities for the three months ended May 31, 2023, was $7,000 ($0 - for the three months ended May 31, 2022).

Cash flows from financing activities for the three months ended May 31, 2023, was $150 ($0 - for the three months ended May 31, 2022).

As of February 28, 2023 we have cash reserves of approximately $7,511 and our liabilities are $48,208, comprising $31,828 accounts payable and $16,380 owed to Rassul Sadakbayev, our director. The available capital reserves of the Company are not sufficient for the Company to remain operational.

Net cash used in operating activities for the year ended February 28, 2023, was $23,680 ($1,421 – for the year ended February 28, 2022).

Cash flows from investing activities for the year ended February 28, 2023, was $34,820 ($0 - for the year ended February 28, 2022).

Cash flows from financing activities for the year ended February 28, 2023, was $16,380 ($3,496 - for the year ended February 28, 2022).

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Rassul Sadakbayev, our director, who has agreed to loan the company funds to complete the registration process, this agreement is filed as the exhibit 10.1 To proceed with our operations within 12 months, we need a minimum of $50,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing.

We do not currently haveany arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting.

Should the Company fail to sell less than 50% of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

Description Of Property

Our administrative office is located at: 1065 SW 8th St, Miami, FL 33130, United States. Our Operational Office and Director Location is maintained at: Business Center Sunkar, Building 47B, Aktau, 130002 Kazakhstan. Our phone number is +1-252-34-66-180.

DESCRIPTION OF BUSINESS

General

Alixo-Yolloo Corporation was incorporated on January 17, 2019, under the laws of the state of Nevada. Alixo-Yolloo Corporation is fully occupied with organizational activities and plans to make the provision of music-recognition services the main focus of its activity.

Alixo-Yolloo Corporation has developed a mobile application called 'Alixo,' that makes it easy for users to identify their preferred music tracks based on a short sample played by using the microphone on a user's device. Application Code Purchase & Development Agreement was entered into as of January 25, 2023 between Alixo-Yolloo Inc. and IT Pluuto. Due to unique algorithms for music recognition enable users to expand their media library at an unprecedented rate, providing them with a convenient and efficient means of discovering new music. The program's simplicity is one of its key benefits. The program's functionality is achieved through a simple chain of actions: the user simply presses the search button, and the program analyzes the music fragment using our advanced algorithms. Upon successful recognition, the program displays data about the music track on the screen. This streamlined process ensures that users can easily and quickly identify the songs they want to add to their music collection.

The Alixo app provides users with the ability to listen to the identified tracks through integration with third-party services such as Apple Music, Spotify, YouTube Music, and Yandex Music. Furthermore, our app stores recent tracks for future reference, making it easy for users to revisit recently played songs or tracks that they may have missed. This feature allows users to easily discover new music and stay up-to-date with the latest releases from their favorite artists.

Customers can easily download the Alixo mobile application from Google Play, formerly known as the Android Market, is a digital distribution platform operated by Google. It is the official app store for the Android operating system, enabling users to search, browse, and download applications developed with the Android SDK and published through Google. Only Android devices that comply with Google's compatibility requirements are eligible to install and access Google's closed-source apps. The application is accessible for free download, enabling users to install it on their devices without incurring any associated costs.

In addition to its mobile application, Alixo-Yolloo Corporation also offers an API rental service for music recognition and listening applications as the second vector of organizational activity. The technology uses a neural network database that relies on sound imprints to quickly identify audio streams. To accomplish this, the program creates a unique audio imprint in 2D spectrogram format that is affected by frequency, intensity, and time for each track. Spectrograms are generated automatically for every track in the database. When a user plays a song fragment, the program immediately creates a matching imprint and sends it to the server that contains the database of imprints. The algorithm then compares the imprints and finds the right match among a vast collection of 70 million songs. This technology provides an efficient and accurate way to recognize and identify music tracks.

In order to enhance the functionality of our mobile application and stay ahead of our competitors, Alixo-Yolloo Corporation plans to incorporate artificial intelligence ("AI") in the new version of the program. This advanced AI technology will provide users with personalized music recommendations based on their preferences and search history. With this unique feature, Alixo will become a more efficient and foolproof platform, thereby increasing our competitive advantage in the market.

AI implementation in Alixo can also improve the accuracy and speed of music recognition. Machine learning algorithms can learn from user behavior and improve the recognition models over time. This can lead to better results and fewer errors in identifying tracks. AI can also enable more advanced features such as natural language processing and voice recognition. This can allow users to interact with the app using voice commands and natural language queries.

There is a possible application of AI technology in Alixo that involves creating personalized playlists for users. By analyzing the listening habits, preferences, and search history of a user, the app may be able to generate custom playlists that are specifically tailored to individual tastes. This has the potential to result in a more engaging and personalized user experience, which could potentially contribute to user retention and increased satisfaction.

We anticipate that the majority of our users will download our program from Google Play, as it is the primary platform for Android applications. Additionally, we have disclosed the whole information about Alixo-Yolloo Corporation, the Alixo application, and our API rental rates page with a library of tracks for music recognition on our website https://alixo-yolloo.com/, which serves as an effective marketing tool to promote our program to potential customers.

Corporate information

Alixo-Yollo Corporation was incorporated under the laws of the State of Nevada, U.S. on January 17, 2019. Our administrative office is located at: 1065 SW 8th St, Miami, FL 33130, United States. Our Operational Office and Directors Location is maintained at: Business Center Sunkar, Building 47B, Aktau, 130002 Kazakhstan and we can be reached via phone at +1-252-34-66-180.

Competitive strengths

We believe that the following strengths contribute to our success and differentiate us from our competitors:

•	Our innovative software, including the use of audio imrprint with 2D spectrogram, sets us apart from our competitors. This technology allows for fast and accurate music recognition, providing users with an efficient and user-friendly experience.
•	Our mobile application and API rental service provide a unique and comprehensive solution for music recognition and listening, making it easier for users to expand their media library and enjoy their favorite tracks with ease.
•	Our visionary management team has a strong understanding of the music industry and its trends and is dedicated to providing cutting-edge technology and exceptional customer service.
•	Our focus on providing seamless integration with popular third-party music streaming services, such as Apple Music, Spotify, You Tube Music, and Yandex Music, offers users the flexibility to access and enjoy their preferred music tracks on a platform of their choice.
•	Our user-friendly interface, intuitive design, and efficient functionality make our mobile application and API rental service easy to use, ensuring a positive user experience.
•	Our commitment to data privacy and security sets us apart from competitors, as we employ robust security protocols to protect user information and maintain user trust.
•	Our competitive pricing for our API rental service, along with our revenue-sharing model with application developers, offers affordable and accessible solutions to a wide range of customers.
•	Our talented research and development team is committed to constantly improving and evolving our technology to meet the changing needs of our users and to stay ahead of the competition.
•	Our planned implementation of artificial intelligence in the near future will give us a further competitive advantage by providing personalized track recommendations based on users' preferences and search results.

Overall, our innovative technology, visionary management, talented research, development team, seamless integration with third-party music streaming services, user- competitive pricing, and strong brand reputation, are additional competitive strengths that contribute to our success and position us as a leading player in the music recognition and listening industry.

Growth strategies

We intend to grow our business using the following key strategies:

• Continuously improve and enhance the user experience of our products and services.

• Explore new markets and business opportunities globally.

• Increase brand awareness and marketing efforts through targeted advertising and partnerships.

• Expand our product offerings through strategic partnerships and acquisitions.

• Permanently monitor and adapt to changes in the industry and market trends.

• Invest in customer service and support to ensure high levels of customer satisfaction and retention.

• Expand our business globally by localizing our application in different languages and adapting it to regional market needs.

• Explore API opportunities to provide our technology and expertise as a white-label solution to other companies in the music recognition and streaming industry

Alixo-Yolloo Corporation is currently in the developmental stage, focusing on the development, sale, and marketing of the mobile application "Alixo" for Android platforms.

To carry out our business plan, we require a minimum of $50,000 over the next twelve months as detailed in our Plan of Operations. The net proceeds from this offering will be used for business operations. While we expect to generate revenues within the first year of completing this offering, there is no guarantee that we will generate any revenue within the first twelve months or ever. Without a minimum funding of $50,000, our business may fail.

In addition, we may require additional financing after the twelve-month period. Our financial statements, for the three months ended May 31, 2023 show generated total revenue of $7,933 and an accumulated deficit as of May 31, 2023, was $5,820 (from inception on January 17, 2019, to February 28, 2023, the total revenue was $2,245, and a net loss was $4,071). Our independent registered public accounting firm has expressed doubt regarding our ability to continue as a going concern. As of the date of this prospectus, our common stock is not publicly traded, and there is no assurance that a trading market will develop. The company is offering its shares publicly to raise funds for business development and increase the probability of commercial success.

Revenue

Alixo-Yolloo Corporation plans to generate revenue through the sale of Alixo mobile application, as well as by renting out our API with a library of tracks for music recognition and applications for music listening. We believe that these revenue streams will be the main drivers of our business.

In addition to the above-mentioned sources of revenue, Alixo-Yolloo Corporation plans to explore other potential revenue streams such as:

In-app purchases: We plan to offer users the ability to purchase additional features, such as ad-free listening, exclusive content, and advanced playlist customization options. We will carefully select relevant and non-intrusive ads to ensure a positive user experience.

Advertising: We plan to allow third-party advertisers to place ads within our mobile application. We will offer targeted advertising based on user preferences and search history.

Partnership and licensing: We plan to enter into partnerships with other companies in the music industry to offer exclusive content and experiences to our users. We may also license our technology to other companies for use in their own applications.

Premium subscriptions: We plan to offer a premium subscription service with additional features and benefits, such as high-quality audio streaming, offline listening, and early access to new releases.

Overall, we believe that these additional revenue streams will allow us to increase our profitability and expand our business in the long term and create value for our shareholders.

Furthermore, we intend to expand our business by implementing the AI to the new version of Alixo app. We will continuously evaluate new revenue opportunities that align with our strategic objectives and complement our existing business operations. Our goal is to maintain a sustainable revenue stream that enables us to invest in research and development, expand our operations, and increase our market share.

Marketing Our Mobile Application

Our marketing strategy for the Alixo mobile application consists of four approaches: social networking, word of mouth marketing, mobile app review websites, and advertising and press releases.

Firstly, we intend to use social networking platforms, such as Facebook and Twitter, to promote and advertise our mobile app to reach potential users. We recognize the potential of social media to reach a large audience as we believe social networking is one of the fastest growing industries on the planet and plan to create a customer group on these platforms to keep registered members informed about our mobile application.

Secondly, word of mouth marketing is an essential component of our business model. The internet provides the perfect medium for spreading word of mouth, and we plan to leverage social networking sites as a means of spreading positive reviews and recommendations for our app. By encouraging satisfied customers to share their experiences with others, we believe we can generate powerful free advertising.

Thirdly, we plan to submit our app to mobile app review websites and blogs, where it can receive exposure and feedback from experts in the industry. By gaining positive reviews from reputable sources, we believe we can establish credibility and attract new users to our app.

Finally, we intend to advertise on mobile ad networks and send out press releases to traditional media outlets, such as newspapers and magazines. Through these methods, we hope to reach a broad audience and generate awareness and interest in our mobile application.

Overall, we believe that a comprehensive marketing strategy that combines social networking, word of mouth marketing, mobile app review websites, and advertising and press releases will help us to effectively promote our mobile application and attract a large user base.

Competition

The mobile application market is highly competitive and rapidly changing, and our ability to compete successfully depends on various factors, including the timely development and introduction of our mobile app and its features, reliability, customer support, and marketing efforts. However, there are factors outside our control that may affect our ability to compete, including changes in technology and customer preferences. We also expect to face competition from other emerging companies in the mobile app market. Our existing and potential competitors may have substantially larger financial, technical, and marketing resources, enabling them to respond more quickly to emerging trends and customer requirements. This could have a material adverse effect on our business, operating results, and financial condition. Therefore, there can be no assurance that we will be able to compete successfully against current or future competitors.

However, we expect that the Alixo app will become recognized due to its advanced algorithms and machine learning techniques that quickly and accurately match songs to their corresponding tracks in the library. The app is engineered to function in various environments, including noisy spaces, quiet areas, and can even recognize songs playing in the background of videos or audio recordings.

Furthermore, the Alixo app has an intuitive and convenient interface with a modern and sleek design, making it easy for users to navigate. It is readily available for download on Android devices and frequently updated with new features and enhancements. The Alixo app serves the interests of music enthusiasts, and as more users uncover its benefits, the app's popularity is projected to increase steadily.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our board of directors, Rassul Sadakbayev, Director and Roman Zhezhel who takes the position of the President, Treasurer, Secretary and Director.

Government Regulation

As a company, we understand the importance of complying with all applicable regulations, rules, and directives of governmental authorities and agencies. While we do not anticipate any immediate government approvals or regulations impacting our business, we remain committed to maintaining compliance with all applicable laws and regulations in any jurisdiction where we conduct activities.

Regarding intellectual property, we currently have not obtained any copyrights, patents, or trademarks, and we do not anticipate filing any applications related to any assets over the next 12 months. However, we recognize the importance of protecting our intellectual property and may consider taking appropriate measures to do so in the future.

LEGAL PROCEEDINGS

As of now, we are not involved in any legal proceedings, and we have not received any information about any upcoming legal actions against us.

As part of our risk management strategy, we have implemented policies and procedures to ensure compliance with all applicable laws and regulations. We believe that these measures will minimize the likelihood of legal proceedings and regulatory action against our company.

In the event that we become involved in any legal proceedings, we will take all necessary steps to defend ourselves and protect the interests of our company and our stakeholders. We will work closely with legal counsel to ensure that we comply with all legal requirements and regulations, and to minimize the potential impact of any legal action on our business operations and financial performance.

Furthermore, we are committed to maintaining the highest standards of ethical conduct and business practices. We will not engage in any activities that violate applicable laws and regulations, or that could harm our reputation or the trust of our customers and stakeholders. We will continue to monitor legal and regulatory developments that could affect our business, and will adjust our policies and procedures as necessary to ensure compliance.

DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officers and/or Directors	Age	Position
Rassul Sadakbayev Business Center Sunkar, Building 47B, Aktau, 130002 Kazakhstan	44	Director
Roman Zhezhel Business Center Sunkar, Building 47B, Aktau, 130002 Kazakhstan	43	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Mr. Sadakbayev has served as our Director since the inception of Alixo-Yollo Inc. on January 17, 2019. Rassul Sadakbayev received an M.A. in Economics and Business in July 2004. Mr. Sadakbayev served as a senior manager at UpDiasevy LLC in Kazakhstan from 2004 to 2009. From 2010 to 2015. Mr. Sadakbayev held the position of the Head Financial Manager at Kapaidos Co. Since 2015 to the incorporation date, Mr. Sadakbayev has been acting as an independent business consultant for various companies in the Republic of Kazakhstan.

Roman Zhezhel holds a diploma from Aktobe College in Kazakhstan. He has received specialized training at the Schlumberger Training Center and Bj Services Company in Singapore, focusing on the Oil and Gas Industry. Mr. Zhezhel served as a field specialist for various energy companies in Kazakhstan from 2000 to 2010. Mr. Zhezhel has completed the Data Science Course from MIT Professional Education and obtained expertise in Machine Learning Engineering for Production (MLOps) through specialization. Mr. Zhezhel consistently enhances his knowledge and expertise to stay at the forefront of industry advancements. Mr. Zhezhel does not have any full-time employment or business ventures that require a material amount of his time outside of his duties at Alixo-Yolloo Inc. As the President, Director, Treasurer, and Secretary of the company, Mr. Zhezhel is fully devoted to his responsibilities and is actively engaged in driving the operations and strategic direction of Alixo-Yolloo Inc.

Roman Zhezhel and Rassul Sadakbayev hold directorial roles at Alixo-Yolloo. Rassul Sadakbayev is in charge of the daily operational activities, including resource management and goal attainment. Roman Zhezhel focuses on the strategic oversight of product development and management within the company's operations. Initially, our board of directors intends to devote 40 hours a week to planning and organizing the activities of Alixo-Yolloo Corporation. As the company expands and attracts more customers, they agreed to commit forty hours per week to the business.

During the past ten years, our directors have not been the subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which Mr. Sadakbayev or Mr. Zhezhel were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Sadakbayev’s or Mr. Zhezhel’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6. Were found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the

Commission has not been subsequently reversed, suspended, or vacated;

7. Were the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or
ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Were the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Term Of Office

Our directors are appointed to hold office until the next annual meeting of our stockholders or until their respective successor is elected and qualified, or until they resign or are removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Significant Employees

We do not currently have any significant employees aside from Mr. Sadakbayev and Mr. Zhezhel.

Committees

We do not currently have an audit, compensation or nominating committee.

Director Independence

Our Board of Directors is currently composed of two members, Rassul Sadakbayev, and Roman Zhezhel, who do not qualify as independent directors. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Board members from inception on January 17, 2019 until May 31, 2023:

Summary Compensation Table

There are no current employment agreements between the company and its officers.

Our Board of directors currently devotes approximately forty hours per week to manage the affairs of the Company. They have agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be. There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Rassul Sadakbayev, Director Roman Zhezhel, Director, President, Secretary and Treasurer	January 17, 2019 to May 31, 2023	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Director Compensation

The following table sets forth director compensation as of May 31, 2023:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Rassul Sadakbayev Roman Zhezhel	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Rassul Sadakbayev is our director, control person and promoter and he shall receive no compensation for the placement of the offering.

On January 17, 2019, we offered and sold 5,000,000 shares of common stock to Mr. Sadakbayev, our Director, at a purchase price of $0.001 per share, for aggregate proceeds of $5,000.

Since January 17, 2019 to May 31, 2023, Mr. Sadakbayev has loaned us $16,530. In general Mr. Sadakbayev certify intention to loan to Alixo-Yolloo Corporation the amount of forty-three thousand U.S. dollars ($43,000). The loan does not have any term, carries no interest, and is not secured.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 31, 2023 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Rassul Sadakbayev Business Center Sunkar, Building 47B, Aktau, 130002 Kazakhstan	5,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of May 31, 2023 and February 28, 2023, there were 5,000,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

In this prospectus, Alixo-Yollo is registering 5,000,000 shares of our common stock for sale at the price of $0.02 per share. This is a self-underwritten offering. Mr. Sadakbayev and Mr. Zhezhel, will sell the shares directly to family members, friends, business associates and close acquaintances, with no commission or other remuneration payable to himself for any shares they may sell further. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our Board of Directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our President, Treasurer, Secretary and Director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2. Our President, Treasurer, Secretary and Director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our President, Treasurer, Secretary and Director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

4. Our President, Treasurer, Secretary and Director meets the requirements of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) she is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our President, Treasurer, Secretary and Director must restrict his participation to any one or more of the following activities:

•	Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by his of a potential purchaser; provided, however, that the content of such communication is approved by our president, treasurer, secretary and director;
•	Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

•	Performing ministerial and clerical work involved in effecting any transaction.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one year (365 days). The offering shall terminate on the earlier of (i) the date when the sale of all 5,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

- execute and deliver a subscription agreement; and

- deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Alixo-Yollo Corporation”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 5,000,000 shares of common stock, each with a par value of $0.001 per share. As of May 31, 2023 and February 28, 2023, there were 5,000,000 shares of our common stock that had been issued and were outstanding, and these were held by a single shareholder of record. No preferred stock had been issued or was outstanding at that time.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner, he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to director or officer under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $100,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Alixo-Yolloo Corporation or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Gries and Associates LLC is our independent registered public accounting firm that has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Mr. Blaze Gries has presented his report with respect to our audited financial statements.

LEGAL MATTERS

Darian B. Andersen has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We do not plan to register our common stock under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act") by filing Form 8-A on a pre-effective basis. The consequences to investors with the company being a Section 15(d) registrant vs. Section 12(g) registrant are as follows: Under Section 15(d) of the Exchange Act, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year of effectiveness. If we do not register our securities under Section 12 of the Exchange Act, we may not have an ongoing periodic reporting obligation and will not be subject to the Commission's proxy rules and Section 16 of the Exchange Act.

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is February 28. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Gries and Associates LLC.

The financial information presented is the audited financial statements for the period from Inception (January 17, 2019) to February 28, 2023.

Gries & Associates, LLC Certified Public Accountants 501 S. Cherry Street Suite 1100 Denver, Colorado 80246

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Alixo-Yolloo Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Alixo-Yolloo Corporation (the “Company”) as of February 28, 2023 and 2022, and the related consolidated statements of operations, statements of stockholders’ deficit, and cash flows for each of the two years then ended, and the related notes and schedules (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2023 and 2022, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has incurred losses since inception of $4,071 and incurred net loss of $1,342 for the year ended February 28, 2023. These factors create uncertainty as to the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of Matters-Risks and Uncertainties

The Company is not able to predict the ultimate impact that COVID -19 will have on its business. However, if the current economic conditions continue, the pandemic could have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company plans to operate.

/s/ Gries & Associates, LLC

We have served as the Company’s auditor since 2023.

Denver, CO

June 20, 2023

blaze@griesandassociates.com

501 S. Cherry Street, Suite 1100, Denver, Colorado 80246

(O)720-464-2875 (M)773-255-5631 (F)720-222-5846

F-1

ALIXO-YOLLO CORPORATION

BALANCE SHEETS

	February 28, 2023	February 28, 2022
ASSETS
Current Assets
Cash	$7,511	$2,271
Prepaid Expenses	7,000	—
Total Current Assets	14,511	2,271
Intangible Assets, Net	34,626	—
TOTAL ASSETS	$49,137	$2,271
LIABILITIES & STOCKHOLDER’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	31,828	—
Related Party Loan	$16,380	$—
Total Current Liabilities	48,208	—
Total Liabilities	48,208	—
Stockholder’ Equity (Deficit)
Common Stock, $0.001 par value, 75,000,000 shares authorized, 5,000,000 and 5,000,000 shares issued and outstanding as of February 28, 2023 and 2022, respectively	5,000	5,000
Accumulated Deficit	(4,071)	(2,729)
Total Stockholder’ Equity (Deficit)	929	2,271
TOTAL LIABILITIES & STOCKHOLDER’ EQUITY (DEFICIT)	$49,137	$2,271

The accompanying notes are an integral part of these audited financial statements.

F-2

ALIXO-YOLLO CORPORATION

STATEMENT OF OPERATIONS

	Year ended February 28, 2023	Year ended February 28, 2022
INCOME
Sales	$—	$2,245
Total income	—	2,245
Cost of goods sold	—	2,567
Gross (Loss) profit	—	(322)

EXPENSES
General and administrative expenses	$1,342	$1,099
Total expenses	1,342	1,099

INCOME (LOSS) BEFORE TAX PROVISION	$(1,342)	$(1,421)

INCOME TAX EXPENSE	—	—

NET LOSS	$(1,342)	$(1,421)

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC AND DILUTED	5,000,000	5,000,000

BASIC AND DILUTED NET LOSS PER SHARE	$(0.01)	$(0.00)

The accompanying notes are an integral part of these audited financial statements.

F-3

ALIXO-YOLLO CORPORATION

STATEMENT OF STOCKHOLDER’ EQUITY (DEFICIT)

	Common Stock		Additional Paid-in- Capital	Accumulated Deficit	Total
	Shares	Amount

Balance as of February 28, 2021	—	$—	$—	$(1,308)	$(1,308)

Common shares issued for cash at $0.001	5,000,000	5,000	—	—	5,000
Net loss for the period	—	—	—	(1,421)	(1,421)

Balance as of February 28, 2022	5,000,000	$5,000	$—	$(2,729)	$2,271

Net loss for the period	—	—	—	(1,342)	(1,342)

Balance as of February 28, 2023	5,000,000	$5,000	$—	$(4,071)	$929

The accompanying notes are an integral part of these audited financial statements.

F-4

ALIXO-YOLLO CORPORATION

STATEMENTS OF CASH FLOWS

	Year ended February 28, 2023	Year ended February 28, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(1,342)	$(1,421)
Adjustments to reconcile net loss to net cash used in operating activities:
Accumulated Depreciation	194	—
Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses	(7,000)	—
Increase (decrease) in accounts payable	31,828	—
Net cash flows used in operating activities	$23,680	$(1,421)

CASH FLOWS FROM INVESTING ACTIVITIES
Intangible Assets	(34,820)	—
Net cash flows used in investing activities	$(34,820)	$—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	—	5,000
Loan payable	—	(1,504)
Related-party loan	16,380	—
Net cash flows provided by financing activities	$16,380	$3,496

NET INCREASE (DECREASE) IN CASH	$5,240	$2,075

CASH, BEGINNING OF PERIOD	$2,271	$196

CASH, END OF PERIOD	$7,511	$2,271

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Cash paid for income tax	$—	$—

The accompanying notes are an integral part of these audited financial statements.

F-5

ALIXO-YOLLO CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2023

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Alixo-Yollo Corporation (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on January 17, 2019 (Inception). Alixo-Yolloo Corporation has developed a mobile application called 'Alixo' and made the provision of music-recognition services the main focus of its activity.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

The Company has generated limited revenues since inception and incurred a loss of $1,342 and $1,421 during the years ended February 28, 2023 and 2022, respectively. The Company has incurred losses since inception resulting in an accumulated deficit of $4,071 as of February 28, 2023 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a February 28 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

F-6

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value.  The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3:  defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's loan from shareholder approximates fair value due to their short-term maturity.

Software

The Company follows the provisions of ASC 985, “Software”, which requires that all costs incurred be expensed until technological feasibility have been established.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Property and Equipment

Property and equipment are stated at cost and depreciated on the straight-line method over the estimated life of the asset, which is 3 years.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-7

Basic Income (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 'Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes al potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period presented.

Recent Accounting Pronouncements

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and does not believe any of these pronouncements will have a material impact on the Company other than those relating to Development Stage Entities discussed above.

NOTE 4 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. In July 2021 the Company issued 5,000,000 shares of its common stock at $0.001 per share for total proceeds of $5,000 to a related party (see NOTE 5).

As of February 28, 2023, the Company had 5,000,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances were considered temporary in nature and were not formalized by a promissory note.

As of February 28, 2023, the Company’s Director had advanced the Company $16,380 to cover the Company's operating expenses, of which $16,380 and $0 was advanced during the years ended February 28, 2023 and 2022, respectively. The loan is non-interest bearing, due upon demand and unsecured.

In July 2021, the Company sold 5,000,000 shares of common stock at a price of $0.001 per share to its Director, Mr. Sadakbayev.

F-8

NOTE 6 – INTANGIBLE ASSETS

The Company follows the provisions of ASC 985, Software, which requires that all costs relating to the purchase or internal development and production of software products to be sold, leased or otherwise marketed, be expensed in the period incurred unless the requirements for technological feasibility have been established. The Company amortizes these costs using the straight-line method over the remaining estimated economic life of the product.

During the year ended February 28, 2023, the Company acquired application code for $17,820 and database for $17,000. Depreciation expense of software costs was $194 as of February 28, 2023.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Contractual Commitments

The Company has entered into no contractual commitments as of February 28, 2023.

Litigation

The Company was not subject to any legal proceedings during the period from January 17, 2019 (Inception) to February 28, 2023 and no legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 8 – INCOME TAX PROVISION

Deferred Tax Assets

As of February 28, 2023, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $4,071 that may be offset against future taxable income through 2040.  No tax benefit has been recorded with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements as the management of the Company believes that the realization of the Company’s net deferred tax assets of approximately $855 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by the full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards which was used to offset tax payable from prior year’s operations. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization. The current valuation of tax allowance is not applicable as of February 28, 2023.

F-9

Components of deferred tax assets are as follows:

	Year Ended February 28, 2023		Year Ended February 28, 2022

Net Deferred Tax Asset Non-Current:
Net Operating Loss Carry-Forward		$4,071		$2,729
Effective tax rate	x	21%	x	21%
Expected Income Tax Benefit from NOL Carry-Forward		855		791
Less: Valuation Allowance		(855)		(791)
Deferred Tax Asset, Net of Valuation Allowance		$-		$-

The actual tax benefit at the expected rate of 21% differs from the expected tax benefit for the year ended February 28, 2023 as follows:

	Year Ended February 28, 2023	Year Ended February 28, 2022

Computed “expected” tax expense (benefit)	$(64)	$(516)
Change in valuation allowance	$64	$516
Actual tax expense (benefit)	$-	$-

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from February 28, 2023 to the date the financial statements were issued and has determined that there are no items to disclose.

F-10

ALIXO-YOLLO CORPORATION

BALANCE SHEETS

	May 31, 2023 (Unaudited)	February 28, 2023
ASSETS
Current Assets
Cash	$472	$7,511
Prepaid Expenses	—	7,000
Total Current Assets	472	14,511
Intangible Assets, Net	41,046	34,626
TOTAL ASSETS	$41,518	$49,137
LIABILITIES & STOCKHOLDER’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	25,808	31,828
Related Party Loan	$16,530	$16,380
Total Current Liabilities	42,338	48,208
Total Liabilities	42,338	48,208
Stockholder’ Equity (Deficit)
Common Stock, $0.001 par value, 75,000,000 shares authorized, 5,000,000 and 5,000,000 shares issued and outstanding as of May 31, 2023 and February 28, 2023, respectively	5,000	5,000
Accumulated Deficit	(5,820)	(4,071)
Total Stockholder’ Equity (Deficit)	(820)	929
TOTAL LIABILITIES & STOCKHOLDER’ EQUITY (DEFICIT)	$41,518	$49,137

The accompanying notes are an integral part of these audited financial statements.

ALIXO-YOLLO CORPORATION

STATEMENT OF OPERATIONS

(Unaudited)

	Three months ended May 31, 2023	Three months ended May 31, 2022
INCOME
Sales	$7,933	$—
Total income	7,933	—
Cost of goods sold	—	—
Gross (Loss) profit	7,933	—

EXPENSES
General and administrative expenses	$9,682	$90
Total expenses	9,682	90

INCOME (LOSS) BEFORE TAX PROVISION	$(1,749)	$(90)

INCOME TAX EXPENSE	—	—

NET LOSS	$(1,749)	$(90)

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC AND DILUTED	5,000,000	5,000,000

BASIC AND DILUTED NET LOSS PER SHARE	$(0.00)	$(0.00)

The accompanying notes are an integral part of these audited financial statements.

ALIXO-YOLLO CORPORATION

STATEMENT OF STOCKHOLDER’ EQUITY (DEFICIT)

Three months ended May 31, 2023 and 2022

(Unaudited)

	Common Stock		Additional Paid-in- Capital	Accumulated Deficit	Total
	Shares	Amount

Balance as of February 28, 2022	5,000,000	$5,000	$—	$(2,729)	$2,271

Net loss for the period	—	—	—	(90)	(90)

Balance as of May 31, 2022	5,000,000	5,000	—	(2,819)	2,181

Balance as of February 28, 2023	5,000,000	5,000	$—	(4,071)	929

Net loss for the period	—	—	—	(1,749)	(1,749)

Balance as of May 31, 2023	5,000,000	$5,000	$—	$(5,820)	$(820)

The accompanying notes are an integral part of these audited financial statements.

ALIXO-YOLLO CORPORATION

STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended May 31, 2023	Three months ended May 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(1,749)	$(90)
Adjustments to reconcile net loss to net cash used in operating activities:
Accumulated Depreciation	580	—
Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses	7,000	—
Increase (decrease) in accounts payable	(6,020)	—
Net cash flows used in operating activities	$(189)	$(90)

CASH FLOWS FROM INVESTING ACTIVITIES
Intangible Assets	(7,000)	—
Net cash flows used in investing activities	$(7,000)	$—

CASH FLOWS FROM FINANCING ACTIVITIES
Related-party loan	150	—
Net cash flows provided by financing activities	$150	$—

NET INCREASE (DECREASE) IN CASH	$(7,039)	$(90)

CASH, BEGINNING OF PERIOD	$7,511	$2,271

CASH, END OF PERIOD	$472	$2,181

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Cash paid for income tax	$—	$—

The accompanying notes are an integral part of these audited financial statements.

F-4

ALIXO-YOLLO CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2023

(Unaudited)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Alixo-Yollo Corporation (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on January 17, 2019 (Inception). Alixo-Yolloo Corporation has developed a personal assistant program called 'Alixo' and made the provision of music-recognition services the main focus of its activity.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

The Company has generated limited revenues since inception and incurred a loss of $1,749 and $90 for the three months ended May 31, 2023 and 2022, respectively. The Company has incurred losses since inception resulting in an accumulated deficit of $5,820 as of May 31, 2023 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a February 28 fiscal year end.

The results for the three months ended May 31, 2023, are not necessarily indicative of the results of operations for the full year. These financial statements and related footnotes should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended February 28, 2023, filed with the Securities and Exchange Commission.

F-5

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value.  The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3:  defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's loan from shareholder approximates fair value due to their short-term maturity.

Software

The Company follows the provisions of ASC 985, “Software”, which requires that all costs incurred be expensed until technological feasibility have been established.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Property and Equipment

Property and equipment are stated at cost and depreciated on the straight-line method over the estimated life of the asset, which is 3 years.

F-6

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Basic Income (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 'Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes al potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period presented.

Recent Accounting Pronouncements

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and does not believe any of these pronouncements will have a material impact on the Company other than those relating to Development Stage Entities discussed above.

NOTE 4 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. In July 2021 the Company issued 5,000,000 shares of its common stock at $0.001 per share for total proceeds of $5,000 to a related party (see NOTE 5).

As of May 31, 2023, the Company had 5,000,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances were considered temporary in nature and were not formalized by a promissory note.

F-7

As of May 31, 2023, the Company’s Director Rassul Sabakbayev had advanced the Company $16,530 to cover the Company's operating expenses, of which $150 and $0 was advanced during the three months ended May 31, 2023 and 2022, respectively. The loan is non-interest bearing, due upon demand and unsecured.

In July 2021, the Company sold 5,000,000 shares of common stock at a price of $0.001 per share to its Director Rassul Sabakbayev.

NOTE 6 – INTANGIBLE ASSETS

The Company follows the provisions of ASC 985, Software, which requires that all costs relating to the purchase or internal development and production of software products to be sold, leased or otherwise marketed, be expensed in the period incurred unless the requirements for technological feasibility have been established. The Company amortizes these costs using the straight-line method over the remaining estimated economic life of the product.

During the year ended February 28, 2023, the Company acquired application code for $17,820 and database for $17,000. During the three months ended May 31, 2023, the Company capitalized website developments costs for $7,000. Depreciation expense of software costs was $580 and $194 as of May 31, 2023 and February 28, 2023, respectively.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Contractual Commitments

The Company has entered into no contractual commitments as of May 31, 2023.

Litigation

The Company was not subject to any legal proceedings during the period from January 17, 2019 (Inception) to May 31, 2023 and no legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 8 – INCOME TAX PROVISION

Deferred Tax Assets

As of May 31, 2023, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $5,820 that may be offset against future taxable income through 2040.  No tax benefit has been recorded with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements as the management of the Company believes that the realization of the Company’s net deferred tax assets of approximately $1,222 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by the full valuation allowance.

F-8

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards which was used to offset tax payable from prior year’s operations. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization. The current valuation of tax allowance is not applicable as of May 31, 2023.

Components of deferred tax assets are as follows:

	Three Months Ended May 31, 2023		Year Ended February 28, 2023

Net Deferred Tax Asset Non-Current:
Net Operating Loss Carry-Forward		$5,820		$4,071
Effective tax rate	x	21%	x	21%
Expected Income Tax Benefit from NOL Carry-Forward		1,222		855
Less: Valuation Allowance		(1,222)		(855)
Deferred Tax Asset, Net of Valuation Allowance		$-		$-

The actual tax benefit at the expected rate of 21% differs from the expected tax benefit for the year ended May 31, 2023 as follows:

	Three Months Ended May 31, 2023	Year Ended February 28, 2023

Computed “expected” tax expense (benefit)	$(367)	$(64)
Change in valuation allowance	$367	$64
Actual tax expense (benefit)	$-	$-

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from May 31, 2023 to the date the financial statements were issued and has determined that the followings represents material subsequent events to disclose in these financial statements:

On June 1, 2023, Rassul Sadakbayev resigned as the Company’s President, Secretary, and Treasurer and Roman Zhezhel became the Company’s President, Secretary, Treasurer and Director. Rassul Sadakbayev will continue to serve as a Director of the Company.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$12
Auditor Fees and Expenses	$4,988
EDGAR fees	$1,000
Transfer Agent Fees	$1,000
TOTAL	$7,000

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICER

Alixo-Yolloo Corporation’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of him or his office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Alixo-Yolloo Corporation, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and address	Date	Shares	Consideration
Rassul Sadakbayev	July 23, 2021	5,000,000	$5,000.00

We issued the foregoing restricted shares of common stock to our director pursuant to Section 4(2) of the Securities Act of 1933. he is a sophisticated investor, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1*	Articles of Incorporation of the Registrant dated January 17, 2019
3.2*	Bylaws of the Registrant dated January 17, 2019
5.1*	Opinion of Counsel
10.1*	Loan agreement dated May 22, 2019
10.2	Database acquisition agreement dated January 18, 2023
10.3	Application purchase agreement dated January 25, 2023
23.1	Consent of Auditor
99.1*	Subscription Agreement

* - The documents were previously filed on June 22, 2023.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers, or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officer and controlling person pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit or proceeding, is asserted by our director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the 1065 SW 8th St Miami, FL 33130 on August 11, 2023.

ALIXO-YOLLOO CORPORATION

By: /s/ Roman Zhezhel

Name: Roman Zhezhel
Title: Director, President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Roman Zhezhel Roman Zhezhel	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	August 11, 2023